Exhibit 99.1

First National Sets Closing Date for Carolina National Merger

SPARTANBURG, S.C., Jan. 24 /PRNewswire-FirstCall/ -- First National Bancshares, Inc. (Nasdaq: FNSC) (www.firstnational-online.com), the bank holding company for First National Bank of the South, announced today that it plans to make the merger with Carolina National Corporation (Nasdaq: CNCP) effective as of the close of business on January 31, 2008.

A definitive agreement to merge the two companies to create a premier community banking franchise in the state of South Carolina was previously announced in August of 2007. The merger was approved overwhelmingly by shareholders of First National and Carolina National at special meetings held in December of 2007. First National has obtained all regulatory approvals needed to complete the merger. The terms of the agreement call for 70% of Carolina National's common shares outstanding to be exchanged for shares of First National common stock and 30% of Carolina National's common stock to be exchanged for cash in total. Each outstanding share of First National common stock and First National Series A Preferred stock will remain outstanding after the merger.

"This is an important step in what has been a very smooth transition," said First National's President and CEO, Jerry L. Calvert. "We are excited to welcome the staff, customers and shareholders of Carolina National Bank into the First National family. We have committed our staff and technological resources to making this process as seamless as possible."

All four Carolina National Bank branches will open as branches of First National Bank of the South on Tuesday, February 19, 2008. A fifth branch is under construction in Lexington and should be open by the summer of 2008.

Carolina National shareholders as of the close of business on Thursday, January 31, 2008, will receive correspondence during the second week of February 2008 providing instructions on action required on their part to exchange their shares of Carolina National common stock. Carolina National shareholders must elect their preference to receive stock, cash or a combination of both stock and cash using an election form which must be returned to the transfer agent by the end of February.

Following the completion of the tabulation of the election results, Carolina National shareholders will need to surrender their Carolina National stock certificates to receive the First National stock and/or cash that they are entitled to receive in the exchange. The exchange should begin to occur by March 31, 2008, after which the First National shares of common stock received will be tradable on the NASDAQ Global Market under the ticker symbol "FNSC."

Shareholders with questions on the process and timing of the exchange should contact First National toll-free at (877) 948-9001 during normal business hours.

COMPANY HIGHLIGHTS

First National Bancshares, Inc. is a $586.5-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through three operating divisions - the banking division, small business lending division, and the wholesale mortgage lending division. The banking division operates seven full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and four operating as First National Bank of the South in Charleston, Mount Pleasant, Greenville and Greer. First National has also received approval from the Office of the Comptroller of the Currency to open its eighth full-service branch and Rock Hill market headquarters at 2471 Hwy. 160, Ft. Mill, South Carolina. First National also operates loan production offices in Daniel Island and Rock Hill, South Carolina.

First National Bank also operates a small business lending division under the name of First National Business Capital, and this division provides small business lending services to customers in the Carolinas and Georgia. First National Bank's wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office on North Main Street in Greenville. In addition to these services, First National offers trust and investment management services to its customers through an alliance with Colonial Trust Company, which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our future growth, plans, objectives, expectations, performance, events and the like, as well as any other statements, including those regarding the merger, that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to the timing of completion of the merger, uncertainties associated with integration of operations and the cost of combining the banks, whether the transaction will be accretive to First National's shareholders, business disruption following the merger including adverse effects on employees, the quality of Carolina National's assets that First National will acquire, the ability of First National to retain customers of Carolina National following the merger, acceptance of First National's products and services in the Columbia market, changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, construction delays and greater than expected non-interest expenses or excessive loan losses and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National's and Carolina National's filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable though they are inherently uncertain and difficult to predict. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by either company or any person that the future events, plans, or expectations contemplated by either company will be achieved. First National and Carolina National do not intend to and assume no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.